This security has not been registered under the Securities Act of 1933 (hereinafter the “1933 Act”) or under applicable state securities law (hereinafter the “State Acts”) and may not be sold, assigned, pledged, transferred or hypothecated, whether or not for consideration, by the holder except upon issuance to the Company of a favorable written opinion of counsel for the holder or upon submission to the Company of such other evidence as may be satisfactory to counsel to the Company to the effect that any such sale, assignment, pledge, transfer or hypothecation will not be in violation of the 1933 Act or the State Acts.

PROMISSORY NOTE

$18,750.00	June 29, 2007

FOR VALUE RECEIVED, Renewable Energy Acquisition Corp., a Nevada corporation (the “Company”) promises to pay to the order of Craig Laughlin at 10935 57th Avenue North, Plymouth, MN 55442 (the “Payee”), at such address, or such other place as the Payee may designate from time to time by notice in writing to the Company, the sum of EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($18,750.00) (the “Principal Sum”) in lawful money of the United States of America in accordance with the terms and conditions hereinafter set forth:

A. Payment Terms. The Principal Sum shall be due and payable in one lump sum at the earlier of (i) August 31, 2008, or (ii) the consummation of the Company’s initial public offering (“IPO”), such date being hereinafter referred to as the “Maturity Date”. The Principal Sum shall not bear interest.

B. Prepayments. All or any portion of the Principal Sum may be prepaid in whole or in part at any time.

C. Late Payment. In the event that any payment due hereunder is not paid within ten (10) days after the date it is due, Payee shall have the right, in addition to any other rights it may have hereunder, to collect a late charge with respect to such late payment. Such late charge shall be in an amount equal to five percent (5%) of the amount of such late payment, and shall be due and payable upon demand.

D. Security. This Note, and the Principal Sum, is unsecured.

E. Events of Default. If any one or more of the following events (hereinafter “Events of Default”) shall occur:

(a) failure of the Company to make any required payment under this Note within ten (10) days after the due date thereof;

(b) if the Company (i) commences any proceeding or other action in bankruptcy or seeking reorganization or liquidation under the Bankruptcy Code of the Untied States or of any other jurisdiction, (ii) applies for a receiver, trustee, custodian, liquidator or similar official for all or a substantial part of its assets or makes an assignment for the benefit of creditors, or (iii) admits in writing its inability to pay its debts as they mature; or

(c) if (i) a proceeding or action is commenced against the Company in bankruptcy or seeking reorganization or liquidation under the Bankruptcy Code of the United States or of any other jurisdiction, (ii) a receiver, trustee, custodian, liquidator or similar official is appointed for all or a substantial part of its assets, or (iii) a warrant of attachment, execution or similar process against substantially all the assets of the Company is issued, and any of such events set forth in this subsection (c) continues undismissed, unbonded or undischarged for sixty (60) days after written notice of default from Payee;

then the Payee of this Note may, by written notice to the Company, declare the unpaid Principal Sum to be due and payable and, upon such declaration, the same shall become due and payable forthwith, without further demand or notice and such amount shall bear a default interest at the rate per annum of eighteen percent (18%) (“Default Rate”).

F. Miscellaneous.

(a) If the Payee is required to institute any action or arbitration to enforce collection and payment of this Note, there shall become due and payable from the Company, in addition to the unpaid Principal Sum, any late charge, and interest at the Default Rate, all costs and expenses of such action or arbitration including all costs of levy or execution or appellate proceedings or review, or both, and including reasonable counsel and litigation fees, and the Payee shall be entitled to recover all such additional amounts from the Company.

(b) No delay or failure on the part of the Payee of this Note to exercise any power or right hereunder, shall operate as a waiver thereof, and no right or remedy of the Payee of this Note shall be deemed abridged or modified by any course of conduct.

(c) This Note shall be governed by and construed in accordance with the laws of the state of Nevada applicable to agreements made and to be performed in that state without giving effect to applicable conflicts of law principles.

(d) This Note cannot be changed or terminated orally, but only by a writing signed by the Company and the Payee.

(e) By executing this Note the individual signing below represents and warrants that he has the power and authority to act for and bind the Company and that the Company has duly authorized the execution and delivery of this Note, and such individual agrees that the Payee is entitled to rely upon such representation and warranty.

(f) The Payee, without prejudice to any other rights, is authorized to proceed against the Company to enforce its rights under this Note. The powers and remedies of the Payee under this Note shall not be exclusive of any other powers, rights or remedies available to the Payee.

(g) Any and all notices or other communications required or permitted under this Note shall be in writing and shall be deemed given upon (i) personal delivery, (ii) upon the next business day if sent by overnight courier service, or (iii) upon the third business day next following the mailing of such notice by certified or registered mail, return receipt requested, to the respective addresses of the Company and the Payee or to such other address as the Company or the Payee may specify by written notice given as aforesaid.

Renewable Energy Acquisition Corp.

By:	/s/
Craig Laughlin, President